UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2023

PIEDMONT LITHIUM INC.
(Exact name of registrant as specified in its charter)
Delaware	001-38427	36-4996461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 E Catawba Street Belmont, North Carolina	28012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (704) 461-8000

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.0001 par value per share	PLL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2023, Susan Jones notified the Board of Directors (the “Board”) of Piedmont Lithium Inc. (the “Company”) that she is resigning from the Board and will be stepping down from the Board, effective as of immediately prior to the Company’s 2023 annual meeting of stockholders (the “Annual Meeting”). Ms. Jones’ decision to resign from the Board was due to her other professional responsibilities and was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Company and the Board thank Ms. Jones for her service and contributions to the Company.

In connection with Ms. Jones’ departure from the Board, in order to rebalance the classes of directors in accordance with the Company’s Amended and Restated Certificate of Incorporation, on April 10, 2023, Christina Alvord, who had been designated as a Class I director, resigned as a Class I director from the Board solely for the purpose of facilitating the rebalancing of classes of directors, and then, on April 11, 2023 was immediately reappointed to the Board to serve as a Class III director, with a term to expire at the Annual Meeting, and to serve until her successor shall have been duly elected and qualified or until her earlier death, resignation, removal, retirement or disqualification. In connection with Ms. Jones’ departure, Ms. Alvord is expected to replace her on the Nominating and Corporate Governance Committee, in addition to continuing to serve on the Leadership and Compensation Committee.  As previously disclosed, Ms. Alvord will continue to participate in the Company’s standard compensation program for non-employee directors, as determined by the Board from time to time. Ms. Alvord also previously entered into a standard indemnification agreement with the Company, a form of which was previously filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K, which was filed on August 31, 2021. This agreement will remain in full force and effect.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PIEDMONT LITHIUM INC.

Date: April 11, 2023		/s/ Keith Phillips
	Name:	Keith Phillips
	Title:	President and Chief Executive Officer